As filed with the Securities and Exchange Commission on March 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medivation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3863260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

Medivation, Inc. Amended and Restated 2004 Equity Incentive Award Plan

(Full title of the plan)

C. Patrick Machado

Chief Business Officer and Chief Financial Officer

Medivation, Inc.

525 Market Street, 36th Floor

San Francisco, CA 94105

(415) 543-3470

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Brett D. White

COOLEY LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (par value $0.01 per share)	3,600,000	(3)	$167,010,921.09	$22,780.29
Rights to Purchase Series C Junior Participating Preferred Stock	3,600,000	(2)	(2)	(2)

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.01 per share (“Common Stock”) that become issuable under the Amended and Restated 2004 Equity Incentive Award Plan, and associated rights to purchase Series C Junior Participating Preferred Stock (the “Purchase Rights”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Purchase Rights are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The proposed maximum aggregated offering price per share and proposed maximum aggregate offering price are calculated based on (i) the average of the high and low prices of Common Stock as reported on The NASDAQ Global Select Market on March 7, 2013; and (ii) the weighted average exercise price of the options currently outstanding.

The chart below details the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to outstanding stock options and awards pursuant to the Amended and Restated 2004 Equity Incentive Award Plan	1,747,818	$45.88	$80,189,889.84
Shares issuable pursuant to unissued stock awards pursuant to the 2004 Equity Incentive Award Plan	1,852,182	$46.875	$86,821,031.25

Total	3,600,000	N/A	$167,010,921.09

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,600,000 shares of Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2004 Equity Incentive Award Plan and 3,600,000 associated Purchase Rights pursuant to the Rights Agreement, dated as of December 4, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of Registration Statements relating to the Amended and Restated 2004 Equity Incentive Award Plan, previously filed with the Securities and Exchange Commission on April 4, 2006, (File No. 333-132983) and January 30, 2009, (File No. 333-157051) are incorporated by reference herein.

EXHIBITS

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit		Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1	(a)	8/15/2005

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1	(b)	8/15/2005

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1	(c)	8/15/2005

4.4	Amended and Restated Certificate of Designations of the Series B Convertible Preferred Stock of Orion Acquisition Corp. II	10-QSB	000-20837	3.1	(d)	8/15/2005

4.5	Certificate of Designations of Series C Junior Participating Preferred Stock	10-KSB	001-32836	3.1	(d)	2/19/2008

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.1		9/24/2012

4.7	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.2		9/24/2012

4.8	Amended and Restated Bylaws	10-K	001-32836	3.2		3/16/2009

4.9	Common Stock Certificate	10-Q	001-32836	4.1		5/9/2012

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.10	Rights Agreement, dated as of December 4, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series C Junior Participating Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-32836	4.1	12/4/2006

4.11	Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee	8-K	001-32836	4.1	3/19/2012

4.12	First Supplemental Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee (including the form of 2.625% convertible senior note due 2017)	8-K	001-32836	4.2	3/19/2012

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Amended and Restated 2004 Equity Incentive Plan	8-K	001-32836	10.1	7/18/2012

UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 12, 2013.

MEDIVATION, INC.

By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Hung and C. Patrick Machado, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David T. Hung DAVID T. HUNG	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2013

/s/ C. Patrick Machado C. PATRICK MACHADO	Chief Business Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2013

/s/ Daniel Adams DANIEL ADAMS	Director	March 12, 2013

/s/ Kim. D. Blickenstaff KIM. D. BLICKENSTAFF	Director	March 12, 2013

/s/ Kathryn E. Falberg KATHRYN E. FALBERG	Director	March 12, 2013

/s/ W. Anthony Vernon W. ANTHONY VERNON	Director	March 12, 2013

EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit		Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1	(a)	8/15/2005

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1	(b)	8/15/2005

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-QSB	000-20837	3.1	(c)	8/15/2005

4.4	Amended and Restated Certificate of Designations of the Series B Convertible Preferred Stock of Orion Acquisition Corp. II	10-QSB	000-20837	3.1	(d)	8/15/2005

4.5	Certificate of Designations of Series C Junior Participating Preferred Stock	10-KSB	001-32836	3.1	(d)	2/19/2008

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.1		9/24/2012

4.7	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-32836	3.2		9/24/2012

4.8	Amended and Restated Bylaws	10-K	001-32836	3.2		3/16/2009

4.9	Common Stock Certificate	10-Q	001-32836	4.1		5/9/2012

4.10	Rights Agreement, dated as of December 4, 2006, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes the form of Certificate of Designations of the Series C Junior Participating Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-32836	4.1		12/4/2006

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.11	Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee	8-K	001-32836	4.1	3/19/2012

4.12	First Supplemental Indenture, dated March 19, 2012, between the Registrant, as Issuer, and Wells Fargo Bank, National Association, as Trustee (including the form of 2.625% convertible senior note due 2017)	8-K	001-32836	4.2	3/19/2012

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	Amended and Restated 2004 Equity Incentive Plan	8-K	001-32836	10.1	7/18/2012